Exhibit 99.6

 Written Statement of the Executive Vice President and Chief Financial Officer
                    Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of Wisconsin Power and Light Company (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form
10-K of the Company for the year ended December 31, 2002 (the
"Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Thomas M. Walker
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Thomas M. Walker
March 25, 2003